Unless this certificate is presented by an authorized representative of The Depository Trust Company, 55 Water Street, New York, New York (the "Depositary"), to Sonat Inc. or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co., or in such other name as is requested by an authorized representative of the Depositary (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of the Depositary), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.


No. R-1                                                        $100,000,000
                                                               CUSIP # 835415AH3


                                   SONAT INC.

                          7% NOTES DUE FEBRUARY 1, 2018


          Sonat Inc., a corporation duly organized and existing under the laws of the State of Delaware (herein called the "Company", which term shall also include any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of ONE HUNDRED MILLION DOLLARS ($100,000,000) on February 1, 2018 in such coin or currency of the United States as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest on said principal sum, until said principal sum is paid or made available for payment, at the rate of 7% per annum in like coin or currency, from February 3, 1998 or from the most recent February 1 or August 1, as the case may be (each, an "Interest Payment Date"), to which interest has been paid or duly provided for, semi-annually on February 1 and August 1 in each year, commencing August 1, 1998 (PROVIDED, HOWEVER, that if the Company shall default in payment of the interest due on any Interest Payment Date, then from the next preceding date to which interest has been paid or if no interest has been paid on this global Security, then from February 3, 1998), and similarly to pay interest at the same rate per annum on any overdue principal and on any overdue instalment of interest. The interest so payable on any February 1 or August 1 will, subject to certain exceptions provided in the Indenture, be paid to the person in whose name this permanent global Security (or one or more predecessor Securities) is registered at the close of business on the January 15 or July 15, as the case may be, next preceding such February 1 or August 1. As used herein, the term "Depositary" shall mean the Depositary designated as such by the Company under the Indenture described herein.

          This permanent global Security is one of a duly authorized issue of debentures, notes or other evidences of indebtedness of the Company (herein referred to as the "Securities") of the series hereinafter specified, all issued or to be issued under and pursuant to an Indenture, dated as of June 1, 1986, duly executed and delivered by the Company to The Chase Manhattan Bank, a state banking corporation organized and existing under the laws of the State of New York (hereinafter referred to as the "Trustee"), formerly known as Chemical Bank, successor by merger to Manufacturers Hanover Trust Company, as supplemented by the First Supplemental Indenture, dated as of June 1, 1995, between the Company and the Trustee (as so supplemented, the "Indenture"). Reference is made to the Indenture and all indentures supplemental thereto for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. The Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest (if any) at different rates, may be subject to different redemption or sinking fund provisions (if any), may be subject to different covenants and Events of Default and may otherwise vary as in the Indenture provided. This permanent global Security is one of the series designated as the Company's 7% Notes due February 1, 2018, herein referred to as the "Notes", limited in aggregate principal amount to $100,000,000.

          This permanent global Security is exchangeable in whole or from time to time in part for Securities of this series in definitive registered form only as provided herein and in the Indenture. If (i) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for this permanent global Security or if at any time the Depositary ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, (ii) the Company in its sole discretion determines that this permanent global Security shall be exchangeable for Securities of this series in definitive registered form and executes and delivers to the Securities registrar a written order of the Company providing that this permanent global Security shall be so exchangeable, or (iii) any event shall have occurred and be continuing which, after notice or lapse of time, or both, would become an Event of Default with respect to the Securities of the series of which this permanent global Security is a part, this permanent global Security shall be exchangeable for Securities of this series in definitive registered form, PROVIDED that the definitive Securities so issued in exchange for this permanent global Security shall be in denominations of $1,000 and any integral multiples, without coupons, and be of like aggregate principal amount and tenor as the portion of this permanent global Security to be exchanged, and PROVIDED FURTHER that, unless the Company agrees otherwise, Securities of this series in definitive registered form will be issued in exchange for this permanent global Security, or any portion hereof, only if such Securities in definitive registered form were requested by written notice to the Trustee or the Security registrar by or on behalf of a Person who is the beneficial owner of an interest hereof given through the Holder hereof. Except as provided above, owners of beneficial interests in this permanent global Security will not be entitled to have Securities registered in their names, will not receive or be entitled to physical delivery of Securities in definitive registered form and will not be considered the Holders thereof for any purpose under the Indenture. Neither the Company, the Trustee, any Paying Agent nor the Securities registrar shall have any responsibility or liability for any aspect of records relating to or payments made on account of beneficial ownership interests in this permanent global Security, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

          Any exchange of this permanent global Security or portion hereof for one or more Securities of this series in definitive registered form will be made at the New York office of the Trustee or the Security registrar, upon request by or on behalf of the Person who is the beneficial owner of an interest herein given through the Holder hereof and in accordance with instructions given by the Company to the Trustee, the Security registrar and the Depositary. Upon exchange of any portion of this permanent global Security for one or more Securities of this series in definitive registered form, the Trustee or the Securities registrar, as the case may be, shall cancel this permanent global Security and issue a new permanent global Security or Securities of this series and of like tenor for the remaining principal amount. Except as otherwise provided herein or in the Indenture, until exchanged in full for one or more Securities of this series in definitive registered form, this permanent global Security shall in all respects be subject to and entitled to the same benefits and conditions under the Indenture as a duly authenticated and delivered Security of this series in definitive registered form.

          Payment of the principal of (and premium, if any) and interest on this permanent global Security due at maturity will be made by wire transfer in immediately available funds to such account as may have been designated to the Paying Agent upon surrender of this Security at the corporate trust office of the Paying Agent in the Borough of Manhattan, The City of New York, PROVIDED that this permanent global Security is presented to the Paying Agent in time for the Paying Agent to make such payment in accordance with its normal procedures. Payments of interest (other than interest payable at maturity) will be made by check mailed to the address of the Person entitled thereto as it appears in the Security register, or by wire transfer in immediately available funds to such account as may have been designated to the Paying Agent.

          In case an Event of Default, as defined in the Indenture, with respect to the Notes shall have occurred and be continuing, the principal of all of the Notes (including this permanent global Security) and the accrued interest thereon may be declared, and upon such declaration shall become, due and payable, and such declaration may in certain events be rescinded by the Holders of a majority in aggregate principal amount of the Notes at the time Outstanding, in the manner, with the effect and subject to the conditions provided in the Indenture.

          The Indenture also provides that the Holders of a majority in aggregate principal amount of the Notes at the time Outstanding may waive (with certain exceptions) any past default under the Indenture and its consequences. The Indenture contains provisions permitting the Company and the Trustee, with the consent of the Holders of a majority in aggregate principal amount of the Securities at the time Outstanding of each series to be affected, evidenced as in the Indenture provided, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the Holders of the Securities of each such series; PROVIDED, HOWEVER, that no such supplemental indenture shall (i) extend the fixed maturity of any Security, or reduce the rate or extend the time of payment of interest thereon, or reduce the principal amount thereof or any premium thereon, or make the principal thereof or any premium or interest thereon payable in any coin or currency other than that hereinbefore provided, without the consent of the Holder of such Security, or (ii) reduce the aforesaid percentage of Securities, the Holders of which are required to consent to any such supplemental indenture, without the consent of the Holders of all Securities affected thereby. Any such waiver or consent by the Holder of this permanent global Security (unless effectively revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders and owners of this permanent global Security and of any Security or Securities issued in exchange herefor or in lieu hereof, irrespective of whether any notation of such waiver or consent is made upon this permanent global Security.

          The Indenture contains provisions for defeasance at any time of (a) the entire indebtedness of the Company on this permanent global Security and (b) a restrictive covenant and the related Event of Default, upon compliance by the Company with certain conditions set forth therein, which provisions apply to this permanent global Security.

          Nothing in the Indenture prohibits the consolidation or merger of the Company with or into any corporation or corporations, or the sale or conveyance of all or substantially all of the Company's properties and assets to any other person, without the consent of the Holders, provided that, in the case of any consolidation of the Company with, or merger of the Company into, any corporation or corporations, or any sale or conveyance of the properties and assets of the Company as an entirety or substantially as an entirety, the successor corporation, or the person which acquired by sale or conveyance all or substantially all of the Company's properties and assets, as the case may be, assumes all of the obligations of the Company under the Indenture and certain other conditions are met. Upon such assumption the Company will be released from its liability as obligor on this permanent global Security and all other obligations and covenants under the Indenture.

          Except as set forth in the preceding two paragraphs, no reference herein to the Indenture and no provision of this permanent global Security shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and premium if any, and interest on this permanent global Security at the time and place and at the rate and in the coin or currency herein prescribed.

          This global Security will be redeemable as a whole or in part, at the option of the Company at any time, at a redemption price equal to the greater of
(i) 100% of the principal amount of the Securities to be redeemed and (ii) the sum of the present values of the Remaining Scheduled Payments (as hereinafter defined) thereon, discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as hereinafter defined) plus twenty basis points, plus in either case accrued interest on the principal amount being redeemed to the redemption date.

          "Treasury Rate" means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

          "Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Securities to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Securities. "Independent Investment Banker" means one of the Reference Treasury Dealers appointed by the Trustee after consultation with the Company.

          "Comparable Treasury Price" means, with respect to any redemption date, (i) the arithmetic average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third business day preceding such redemption date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotations for U.S. Government Securities" or (ii) if such release (or any successor release) is not published or does not contain such prices on such business day, the arithmetic average of the Reference Treasury Dealer Quotations for such redemption date. "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the arithmetic average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer by 5:00 p.m. on the third business day preceding such redemption date.

          "Reference Treasury Dealer" means each of Salomon Brothers Inc, Credit Suisse First Boston Corporation, Donaldson, Lufkin & Jenrette Securities Corporation and J.P. Morgan Securities Inc. and their respective successors; PROVIDED, HOWEVER, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), the Company shall substitute therefor another Primary Treasury Dealer.

          "Remaining Scheduled Payments" means, with respect to any Security, the remaining scheduled payments of the principal thereof to be redeemed and interest thereon that would be due after the related redemption date but for such redemption; PROVIDED, HOWEVER, that, if such redemption date is not an interest payment date with respect to such Security, the amount of the next succeeding scheduled interest payment thereon will be reduced by the amount of interest accrued thereon to such redemption date.

          Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of Securities to be redeemed.

          Unless the Company defaults in payment of the redemption price, on and after the redemption date interest will cease to accrue on the Securities or portions thereof called for redemption.

          As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this permanent global Security is registrable in the Security register, upon surrender of this permanent global Security for registration of transfer at the office or agency of the Company in any place where the principal of (and premium, if any) and interest on this permanent global Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security registrar duly executed by the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

          No service charge shall be made for any such registration of transfer or exchange of Securities as provided above, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

          The Company, the Trustee, any Paying Agent and any agent of the Company or the Trustee may treat the Person in whose name this permanent global Security is registered as the owner hereof for all purposes, whether or not this permanent global Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary (including, without limitation, notice of any beneficial interests herein).

          Prior to due presentment of this permanent global Security for registration of transfer, the Company, the Trustee, any Paying Agent and any agent of the Company or the Trustee may treat the Person in whose name this permanent global Security is registered as the owner hereof for all purposes, whether or not this permanent global Security is overdue, and neither the Company, the Trustee, any Paying Agent nor any such agent shall be affected by notice to the contrary (including, without limitation, notice of any beneficial interests herein).

          No recourse shall be had for the payment of the principal of, or premium, if any, or the interest on this permanent global Security, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or of any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

          All terms used in this permanent global Security which are defined in the Indenture and not herein otherwise defined shall have the meanings assigned to them in the Indenture.

          Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this permanent global Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

          IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:  February 3, 1998           SONAT INC.


                                   By:_______________________________________
                                      Name:
                                      Title:
[SEAL]


Attest:_________________________
       Title:

                          CERTIFICATE OF AUTHENTICATION

This is one of the permanent global Securities of the series designated herein referred to in the within-mentioned Indenture.


      THE CHASE MANHATTAN BANK, as Trustee


      By:_______________________________________
                 Authorized Officer

                FOR VALUE RECEIVED, the undersigned hereby sells,
                           assigns and transfers unto


PLEASE INSERT SOCIAL SECURITY OR OTHER
     IDENTIFYING NUMBER OF ASSIGNEE



---------------------

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS OF ASSIGNEE)



--------------------------------------------------------------------------------
the within permanent global Security and all rights thereunder, and hereby does irrevocably appoint ____________________________________ attorney to transfer said permanent global Security on the books of the Company, with full power of substitution in the premises.


Dated:  _______________________

               NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within permanent global Security in every particular without alteration or enlargement or any change whatsoever and must be guaranteed by a commercial bank or trust company having its principal office or correspondent in The City of New York or by a member of the New York Stock Exchange.